UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): April 1, 2010

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. employer identification number)

704 Mara St., Suite 111, Point Edward, Ontario N7V 1X4
(Address of principal executive offices) (Zip code)

(519) 336-0628
Registrant's telephone number, including area code

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2010 we entered into a Master Distributor Agreement with CY Holding Company, Ltd.  The basic terms and conditions of the agreement will include, but not be limited to, the following:

A.	CY Holding Company, Ltd:

(i)	hereby appoints Megola Inc. as the Master Distributor and grants the exclusive and non- assignable right to sell the equipment of CY Holding Company, Ltd. in the geographic area of North America.

B.	Minimum Purchase Requirements of Megola Inc.

(i)	This agreement is contingent on the minimum annual sales of 10,000 ~ 20,000 units during any calendar twelve month period.

(ii)
Master Distributor performance will be reviewed every month to determine annual sales goals are realistic or attainable. Adjustments may be made by the CY Holding Company, Ltd after careful considerations.

The sole remedy of CY Holding Company, Ltd if Megola Inc. does not meet these minimum Product purchase requirements is Megola Inc. will lose its exclusivity and this Agreement will terminate.

The Agreement contains other terms and conditions and has been filed as an exhibit to this report. Please refer to the exhibit for additional information.

ITEM 8.01 OTHER EVENTS

none

ITEM 9.01 EXHIBITS

10.0 Master Distributor Agreement with CY Holding Company, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc. (Registrant)

Dated: April 1, 2010	By:	/s/ Joel Gardner
Joel Gardner, President